UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 3, 2011
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On March 3, 2011, Christopher Hameister, Vice President, Asia-Pacific & EMEA [Europe, Middle East, and Asia] Business Operations of RAE Systems Inc. (the “Company”), resigned effective April 30, 2011.
     (c) On March 3, 2011, Joseph Maxwell was appointed to replace Mr. Hameister in this position, also effective April 30, 2011. Mr. Maxwell, age 54, joined RAE Systems in April 2005 as a Regional Sales Manager. He has held several positions at RAE Systems, each with increased responsibilities: Sales Manager for the United Kingdom, Sales Director of Europe and then Director of Operations, EMEA. He was promoted to Vice President Asia-Pacific, Europe, Middle East and Africa in March 2011. Prior to joining RAE Systems, he served for three years as Senior Vice President International Sales for Total Safety Inc. He has accumulated more than 30 years experience within the Fire & Gas detection business, including 20 years in Sales and 15 years in Sales & Operations Management. Mr. Maxwell holds a Diploma in Business from Glasgow Caledonian University.
Mr. Maxwell will be a participant in the Company’s 2011 Management Incentive Plan, which provides incentive bonuses to executive officers based partly on the achievement of personal goals, unique to each participant, and partly on the achievement of financial goals by the Company.
There is no family relationship between Mr. Maxwell and any director or executive officer of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 9, 2011

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer